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                                                                    EXHIBIT 23.2


  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-110779, Form S-4 No. 333-102115), and in the related
Prospectuses, and in the Registration Statement (Form S-8 333-106607), pertaining to the 1996 Employee, Director, and Consultant Stock Option Plan of CardioTech International Inc. of our report dated June 4, 2004, except for Note R as to which the date is June 21, 2004, with respect to the consolidated financial statements of CardioTech International Inc. included in this Annual Report (Form 10-KSB) for the fiscal year ended March 31, 2004.


                                              /s/ Ernst & Young LLP


Boston, Massachusetts
June 21, 2004